UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2023 (August 28, 2023)

First Light Acquisition Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11110 Sunset Hills Road #2278 Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 503-9255

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	FLAGU	NYSE American LLC
Class A common stock, par value $0.0001 per share	FLAG	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FLAGW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into A Material Definitive Agreement.

As previously announced, on January 9, 2023, FLAG entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Calidi Biotherapeutics, Inc., a Nevada Corporation (“Calidi”), FLAG Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of FLAG (“Merger Sub”), First Light Acquisition Group, LLC, in the capacity as representative for the stockholders of FLAG (the “Sponsor” or the “Purchaser Representative”) and Allan Camaisa, in the capacity as representative of the stockholders of Calidi (“Seller Representative”). Among other things, the Merger Agreement provides for the merger of Merger Sub with and into Calidi, with Calidi surviving such merger as a wholly-owned subsidiary of FLAG (the “Merger,” and the transactions contemplated by the Merger Agreement, the “Business Combination”).

On August 22, 2023, First Light Acquisition Group, Inc. (“FLAG”) held a special meeting of stockholders, which was adjourned to and reconvened on August 24, 2023, and further adjourned to and reconvened on August 28, 2023 (the “Special Meeting”).

Following the consummation of the Business Combination, FLAG will change its name to Calidi Biotherapeutics, Inc. We refer to the new public entity following the consummation of the Business Combination as “New Calidi.”

Forward Purchase Agreement

On August 28, 2023, FLAG and Calidi entered into a forward purchase agreement (the “Forward Purchase Agreement”) with each of (i) Meteora Strategic Capital, LLC (“MSC”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSC, MCP, and MSTO collectively as “Seller”) for an OTC Equity Prepaid Forward Transaction. For purposes of the Forward Purchase Agreement, FLAG is referred to as the “Counterparty” prior to the consummation of the Business Combination), while Calidi is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase up to a number of shares of Class A Common Stock, par value $0.0001 per share, of FLAG (“FLAG Class A Common Stock”) in the aggregate amount equal to up to 340,000, concurrently with the Closing pursuant to Seller’s respective FPA Funding Amount PIPE Subscription Agreement (as defined below), less, the number of FLAG Class A Common Stock purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”). Seller shall not be required to purchase an amount of FLAG Class A Common Stock such that following such purchase, the Seller’s ownership would exceed 9.9% of the total FLAG Class A Common Stock outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to a Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement. Seller intends to purchase FLAG Class A Common Stock pursuant to its FPA Funding Amount PIPE Subscription Agreement and from third parties (other than Counterparty) through a broker in the open market (other than through Counterparty).

The Forward Purchase Agreement provides that Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares as set forth in each Pricing Date Notice and (ii) the redemption price per share as defined in Section 9.2(a) of FLAG’s Amended and Restated Certificate of Incorporation, as amended (the “Initial Price”) less (iii) an amount in USD equal to 0.50% of the product of (i) the Recycled Shares multiplied by (ii) the Initial Price paid by Seller to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount) (the “Prepayment Shortfall”).

The Counterparty will pay to Seller the Prepayment Amount required under the respective Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”) no later than the earlier of (a) one business day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination, except that to the extent the Prepayment Amount payable to a Seller is to be paid from the purchase of Additional Shares by such Seller pursuant to the terms of its FPA Funding Amount PIPE Subscription Agreement, such amount will be netted against such proceeds, with such Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by a Seller will be included in the Number of Shares for its respective Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount.

Following the Closing, the reset price (the “Reset Price”) will initially be $10.00; provided, however, that the Reset Price may be reduced immediately to any lower price at which the Counterparty sells, issues or grants any FLAG Class A Common Stock or securities convertible or exchangeable into FLAG Class A Common Stock (excluding any secondary transfers) (a “Dilutive Offering”), then the Reset Price shall be modified to equal such reduced price as of such date.

From time to time and on any date following the Trade Date (any such date, an “OET Date”), Seller may, in its absolute discretion, terminate its Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty (the “OET Notice”), by the later of (a) the fifth Local Business Day following the OET Date and (b) no later than the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)); provided that “Terminated Shares” includes only such quantity of Shares by which the Number of Shares is to be reduced and included in an OET Notice and does not include any other Share sales, Shortfall Sale Shares or sales of Shares that are designated as Shortfall Sales (which designation can be made only up to the amount of Shortfall Sale Proceeds), any Share Consideration sales or any other Shares, whether or not sold, which shares will not be included in any OET Notice when calculating the number of Terminated Shares. The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Seller, and the Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date, except that no such amount will be due to Counterparty upon any Shortfall Sale. The payment date may be changed within a quarter at the mutual agreement of the parties.

From time to time and on any date following the Trade Date (any such date, a “Shortfall Sale Date”) Seller may, in its absolute discretion, at any sales price, sell Shortfall Sale Shares, and in connection with such sales, Seller shall provide written notice to Counterparty (the “Shortfall Sale Notice”) no later than the later of (a) the fifth Local Business Day following the Shortfall Sales Date and (b) the first Payment Date after the Shortfall Sales Date, specifying the quantity of the Shortfall Sale Shares and the allocation of the Shortfall Sale Proceeds. Seller shall not have any Early Termination Obligation in connection with any Shortfall Sales. The Counterparty covenants and agrees for a period of at least sixty (60) Local Business Days (commencing on the Prepayment Date or if an earlier Registration Request is submitted by Seller on the Registration Statement Effective Date) not to issue, sell or offer or agree to sell any Shares, or securities or debt that is convertible, exercisable or exchangeable into Shares, including under any existing or future equity line of credit, until the Shortfall Sales equal the Prepayment Shortfall.

Unless and until the proceeds from Shortfall Sales equal 100% of the Prepayment Shortfall, in the event that the product of (x) the difference between (i) the number of Shares as specified in the Pricing Date Notice(s), less (ii) any Shortfall Sale Shares as of such measurement time, multiplied by (y) the VWAP Price, is less than (z) the difference between (i) the Prepayment Shortfall, less (ii) the proceeds from Shortfall Sales as of such measurement time (the “Shortfall Variance”), then the Counterparty, as liquidated damages in respect of such Shortfall Variance, at its option shall within five (5) Local Business Days either:

(A) Pay in cash an amount equal to the Shortfall Variance; or

(B) Issue and deliver to Seller such number of additional Shares that are equal to (1) the Shortfall Variance, divided by (2) 90% of the VWAP Price (the “Shortfall Variance Shares”).

The valuation date will be the earliest to occur of (a) 36 months after of the Closing Date, (b) the date specified by a Seller in a written notice to be delivered to the Counterparty at a Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event and (c) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective) (the “Valuation Date”).

On the Cash Settlement Payment Date, which is the tenth business day following the last day of the valuation period commencing on the Valuation Date, a Seller shall pay the Counterparty a cash amount equal to either: (1) in the event that the Valuation Date is determined by clause (c) of the Valuation Date definition, a cash amount equal to (A) the Number of Shares as of the Valuation Date, multiplied by (2) the closing price of the Shares on the Exchange Business Day immediately preceding the Valuation Date, or (2) (A) the Number of Shares as of the Valuation Date less the number of Unregistered Shares, multiplied by (B) the volume-weighted daily VWAP Price over the Valuation Period less (3) if the Settlement Amount Adjustment is less than the cash amount to be paid, the Settlement Amount Adjustment. The Settlement Amount Adjustment is equal to (1) the Maximum Number of Shares as of the Valuation Date multiplied by (2) $2.00 per share, and the Settlement Amount Adjustment will be automatically netted from the Settlement Amount. If the Settlement Amount Adjustment exceeds the Settlement Amount, the Counterparty will pay the Seller in FLAG Class A Common Stock or, at the Counterparty’s election, in cash.

Seller has agreed to waive any redemption rights under FLAG’s Amended and Restated Certificate of Incorporation, as amended, with respect to any FLAG Class A Common Stock purchased through the FPA Funding Amount PIPE Subscription Agreement and any Recycled Shares in connection with the Business Combination, that would require redemption by FLAG of the Class A Common Stock. Such waiver may reduce the number of FLAG Class A Common Stock redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934, as amended.

The foregoing summary of the Forward Purchase Agreement is qualified in its entirety by reference to the text of the Forward Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

FPA Funding Amount PIPE Subscription Agreement

On August 28, 2023, FLAG entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with the Seller.

Pursuant to the FPA Funding PIPE Subscription Agreement, the FPA Funding PIPE Subscriber agreed to subscribe for and purchase, and FLAG agreed to issue and sell to the FPA Funding PIPE Subscriber, on the Closing Date, an aggregate number of shares of FLAG Class A Common Stock equal to the Maximum Number of Shares, less the Recycled Shares in connection with the Forward Purchase Agreement.

The foregoing summary of the FPA Funding Amount PIPE Subscription Agreement is qualified in its entirety by reference to the text of the FPA Funding Amount PIPE Subscription Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Non-Redemption Agreement

On August 28, 2023, FLAG entered into a non-redemption agreement (the “Non-Redemption Agreement”) with Seller, pursuant to which Seller agreed to reverse the redemption of 129,524 shares of FLAG Class A Common Stock.

Immediately upon consummation of the Business Combination, New Calidi will pay Seller, in respect of its non-redeemed shares, an amount in cash equal to approximately $680,000, representing the 129,524 shares for which redemptions are reversed minus 64,762 committed shares, multiplied by the redemption price. In consideration of the Seller’s role in structuring the various transactions described herein, including in connection with potential similar transactions with other investors, the Seller will be entitled to additional shares of FLAG Class A Common Stock upon consummation of the Business Combination.

The foregoing summary of the Non-Redemption Agreement is qualified in its entirety by reference to the text of the Non-Redemption Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference

Series B Financing

As previously disclosed, on June 16, 2023, Calidi entered into a Securities Purchase Agreement with Jackson Investment Group LLC, an investor in FLAG, and Calidi Cure LLC (“Calidi Cure”) an entity that is solely managed and operated by Allan J. Camaisa, Calidi’s Chief Executive Officer and Chairman of the Board, for an aggregate purchase of 1,000,000 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a stated price of $25.00 per share, for a total commitment of $25.0 million.

In addition to Seller’s entry into the Forward Purchase Agreement and the Non-Redemption Agreement, Seller committed to invest an aggregate amount of approximately $1.02 million of Series B Preferred Stock through an investment in Calidi Cure.

FLAG and Calidi are continuing to negotiate potential similar transactions with other investors.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 22, 2023, First Light Acquisition Group, Inc. (“FLAG”) held a special meeting of stockholders, which was adjourned to and reconvened on August 24, 2023, and further adjourned to and reconvened on August 28, 2023 (the “Special Meeting”).

At the close of business on July 11, 2023, the record date for determination of stockholders entitled to vote at the Special Meeting, there were 9,878,024 shares of FLAG’s common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 7,282,054 shares FLAG’s common stock were represented by proxy, constituting a quorum and more than a majority of the shares of FLAG’s common stock entitled to vote at the Special Meeting.

At the Special Meeting, FLAG’s stockholders considered the following proposals:

Proposal No. 1. A proposal to approve the business combination described in the Proxy Statement/Prospectus, including approving the transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement/Prospectus. The following is a tabulation of the votes with respect to this proposal, which was approved by FLAG’s stockholders:

For	Against	Abstain
7,039,109	242,945	0

Proposal No. 2. A proposal to approve and adopt the Second Amended and Restated Certificate of Incorporation. The following is a tabulation of the votes with respect to this proposal, which was approved by FLAG’s stockholders:

For	Against	Abstain
7,039,109	242,945	0

Proposal No. 3. A proposal to approve, on a non-binding advisory basis, certain governance provisions in the Second Amended and Restated Certificate of Incorporation, presented separately in accordance with the Commission requirements.

3A.    A proposal to approve the change in the authorized capital stock of FLAG from (i) 300,000,000 shares of FLAG Class A common stock, 30,000,000 shares of FLAG Class B common stock and 1,000,000 shares of preferred stock, each with par value $0.0001 per share, of FLAG to (ii) 312,000,000 shares of New Calidi Voting Common Stock, 18,000,000 shares of New Calidi Non-Voting Common Stock and 1,000,000 shares of New Calidi preferred stock. The following is a tabulation of the votes with respect to this proposal, which was approved by FLAG’s stockholders:

For	Against	Abstain
7,039,109	242,945	0

3B.    A proposal to approve provisions that require the affirmative vote of holders of at least 66 2/3% of the voting power of all then-outstanding New Calidi Common Stock entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend or repeal the bylaws of FLAG and the provisions in the Second Amended and Restated Certificate of Incorporation related to preferred stock, the board of directors, stockholders, limitation on liability and indemnification of directors and officers, forum selection and amendments to the Proposed Charter. The following is a tabulation of the votes with respect to this proposal, which was approved by FLAG’s stockholders:

For	Against	Abstain
6,970,982	311,072	0

3C.    A proposal to approve that New Calidi stockholders may remove directors from office but only for cause and only by the affirmative move of at least 66 2/3% of the voting power of the outstanding New Calidi Common Stock. The following is a tabulation of the votes with respect to this proposal, which was approved by FLAG’s stockholders:

For	Against	Abstain
6,970,882	311,172	0

3D.    A proposal to approve that any action required or permitted to be taken by New Calidi Stockholders may be effected at a duly called annual or special meeting of such stockholders, and may not be taken by written consent. The following is a tabulation of the votes with respect to this proposal, which was approved by FLAG’s stockholders:

For	Against	Abstain
6,970,882	311,172	0

Proposal No. 4. A proposal to approve and adopt the Calidi Biotherapeutics, Inc. 2023 Stock Incentive Plan, in the form attached to the Proxy Statement/Prospectus. The following is a tabulation of the votes with respect to this proposal, which was approved by FLAG’s stockholders:

For	Against	Abstain
6,943,786	338,268	0

Proposal No. 5. A proposal to approve the Calidi Biotherapeutics, Inc. Employee Stock Purchase Plan, in the form attached to the Proxy Statement/Prospectus. The following is a tabulation of the votes with respect to this proposal which was approved by FLAG’s stockholders:

For	Against	Abstain
6,970,982	311,072	0

Proposal No. 6. A proposal to elect seven directors to serve staggered terms on the New Calidi board of directors upon the consummation of the business combination until the first, second and third annual meetings of stockholders following the date of effectiveness of the Proposed Charter, as applicable, or until the election and qualification of their respective successors in office. The following is a tabulation of the votes with respect to each director elected at the Special Meeting:

Director	For	Against	Abstain
Allan Camaisa	7,241,490	0	40,564
Heehyoung Lee	7,241,490	0	40,564
Scott Leftwich	6,970,991	0	311,063
George Ng	7,241,490	0	40,564
James Schoeneck	6,970,991	0	311,063
Alfonso Zulueta	7,241,490	0	40,564
Thomas Vecchiolla	7,241,490	0	40,564

Proposal No. 7. A proposal to approve, for purposes of complying with Section 712(b) and Section 713(b) of the NYSE American’s Company Guide, (a) the issuance of more than 20% of FLAG’s issued and outstanding shares of common stock in connection with the business combination (as described in the Proxy Statement/Prospectus), and (b) the issuance of more than 20% of FLAG’s issued and outstanding shares to a single holder (which may constitute a change in control under the NYSE American’s Company Guide) in connection with the business combination. The following is a tabulation of the votes with respect to this proposal which was approved by FLAG’s stockholders:

For	Against	Abstain
6,970,982	311,072	0

Proposal No. 8. A proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Governance Proposal, the Incentive Plan Proposal, the ESPP Proposal, the New Board Proposal or the NYSE American Proposal. The following is a tabulation of the votes with respect to this proposal which was approved by FLAG’s stockholders:

For	Against	Abstain
6,970,982	311,072	0

Item 8.01.	Other Events.

Trust Value Disclosure

As described in the proxy statement/prospectus included in the Registration Statement on Form S-4 (File No. 333-269705) that was filed publicly by FLAG with the Securities and Exchange Commission (“SEC”) in connection with the Business Combination and was declared effective by the SEC on August 4, 2023, FLAG provided holders of FLAG Class A Common Stock with the opportunity to have all or a portion of their shares of FLAG Class A Common Stock redeemed for cash upon the closing of the Business Combination. As of August 30, 2023, based upon the current amount in the Trust Account, FLAG estimates that the per share redemption price, assuming withdrawals from the Trust Account to pay franchise and income taxes owed by FLAG, will be approximately $10.49.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” as well as similar terms, are forward-looking in nature. The forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Calidi will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Calidi’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; the outcome of any legal proceedings that may be instituted against FLAG, Calidi, the combined company or others following the announcement of the Business Combination, the inability to complete any PIPE Investment or other financing needed to complete the Business Combination, or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of Calidi as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; costs related to the Business Combination; changes in applicable laws or regulations; the evolution of the markets in which Calidi competes; the inability of Calidi to defend its intellectual property and satisfy regulatory requirements; the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities; the risk of downturns and a changing regulatory landscape in the highly competitive pharmaceutical industry; the impact of potential global conflicts (including the current conflict in Ukraine) may have on capital markets or on Calidi’s or FLAG’s business; the impact of the COVID-19 pandemic on Calidi’s business; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in FLAG’s final prospectus dated September 9, 2021 and Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 31, 2023, and the risks and uncertainties indicated in the Registration Statement and the definitive proxy statement to be delivered to FLAG’s shareholders, including those set forth under “Risk Factors” therein, and other documents filed or to be filed with the SEC by FLAG.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Forward Purchase Agreement.

10.2	FPA Funding Amount PIPE Subscription Agreement.

10.3	Non-Redemption Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Light Acquisition Group, Inc.
Dated: August 29, 2023

	By:	/s/ Michael J. Alber
	Name:	Michael J. Alber
	Title:	Chief Financial Officer